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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 30, 2009


                                   PPOL, INC.
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                   000-50065                  95-4436774
State or other jurisdiction       (Commission              (I.R.S. Employer
     of organization)             File Number)         Identification Number)

                3070 Bristol St., Suite 440, Costa Mesa, CA 92626
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 937-3211


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective September 24, 2009 (the "Effective Date"), the Company consummated the Stock Purchase Agreement dated September 11, 2009 by and between the Company and Kabushiki Kaisha Seagull, a Japanese corporation (K.K. Seagull"), for the sale of all of the issued and outstanding stock of the Company's wholly owned subsidiary, AJOL, Ltd., a Japanese corporation ("AJOL"). The proposed sale of AJOL stock was reported in the Company's Form 8-K dated September 17, 2009, which is incorporated by reference herein ("Sale Transaction"). The consideration for the Sale Transaction of 240,000,000 Japanese yen was paid by the purchaser, K.K. Seagull, to the Company on September 24, 2009 for 205,146 shares of the common stock of AJOL, comprising 100% of AJOL's issued and outstanding shares. The AJOL Sale Transaction constitutes the sale of substantially all of the assets of the Company pursuant to California Corporations Code, Section 1001(a). As required by California Corporations Code,
Section 603(a), the Company sent written notice to the shareholders of the Company on September 11, 2009, at least ten (10) days prior to the closing of the Sale Transaction, which closing occurred on the Effective Date.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2009

                                          PPOL, INC.



                                           By:  Masao Yamamoto
                                                -----------------------
                                                Masao Yamamoto
                                                CEO, CFO and Corporate Secretary